                                                                       EXHIBIT 5


      [LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]



                               January 15, 2002


Orchid BioSciences, Inc.
303 College Road East
Princeton, NJ 08540

Ladies and Gentlemen:


     We have acted as counsel to Orchid BioSciences, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 3,313,978 shares (the "Shares") of its common stock, $0.001 par value per share (the "Common Stock"). The Shares include: (a) 3,000,000 shares of Common Stock issuable upon exercise of options awarded under the Company's 2000 Employee, Director and Consultant Stock Plan; (b) 139,879 shares of Common Stock issuable upon exercise of options awarded under Lifecodes Corporation's 1992 Employee Stock Option Plan; (c) 17,458 shares of Common Stock issuable upon exercise of options awarded under Lifecodes Corporation's 1995 Employee Stock Option Plan; and (d) 156,641 shares of Common Stock issuable upon exercise of options awarded under Lifecodes Corporation's 1998 Stock Plan. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

Orchid BioSciences, Inc.
January 15, 2002
Page 2


     Our opinion is limited to applicable provisions of the Delaware Constitution, the General Corporation Laws of the State of Delaware and the reported judicial decisions interpreting those laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                      Very truly yours,

                                      /s/ Mintz, Levin, Cohn, Ferris,
                                      Glovsky and Popeo, P.C.


                                      Mintz, Levin, Cohn, Ferris,
                                      Glovsky and Popeo, P.C.